                                                                    EXHIBIT 10.1
                                   AGREEMENT
                                  BY AND AMONG
              C-BRIDGE INTERNET SOLUTIONS, INC., CEE INCORPORATED
                                      AND
                     CAMBRIDGE EXECUTIVE ENTERPRISES, INC.

     This Agreement (the "Agreement") is made by and among C-Bridge Internet Solutions, Inc., a Delaware corporation ("CBIS"; fax number 617-528-1790), CEE Incorporated, a Massachusetts corporation ("CEE"), and Cambridge Executive Enterprises, Inc., a Delaware corporation ("Cambridge"; fax number for CEE and Cambridge 617-528-1777)), all with business addresses of 219 Vassar Street, Cambridge, MA 02139 ("219 Vassar Street") as of October 8, 1999 (the "Effective Date").

     WHEREAS, the parties hereto have entered into an Agreement dated the 30th day of April 1999 ("the "April Agreement"); and

     WHEREAS, the April Agreement provides that the parties shall enter into such other documents as may be necessary or convenient to fulfill the intent of the April Agreement; and

     WHEREAS, the parties hereto agree that this Agreement is necessary and convenient in order to fulfill the intent of the April Agreement;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Services Provided.
          -----------------

     (a) C-bridge shall provide CEE and Cambridge with all services necessary for CEE and Cambridge to operationally fulfill all of its educational services agreements including without limitation those certain agreements with, respectively, Oracle Corporation ("Oracle") dated as of February 16, 1999, Hewlett Packard Company ("HP") dated as of February 16, 1999, Lawson Associates, Inc. dated as of December 1, 1998, and Informix Software, Inc. dated as of February 13, 1998, as amended (the "Contracts") in the manner and at the same level of quality that they were fulfilled previously by Cambridge (the "Services").

     (b) C-bridge shall be the exclusive provider of all Services necessary for CEE or, Cambridge to fulfill operationally their obligations under the Contracts until the first anniversary hereof and shall be a non-exclusive provider thereafter.

     2.   Personnel.
          ---------

     (a) C-bridge has hired certain employees of Cambridge ("Cambridge Employees") in order to provide the services specified in Section 1 above. Should the employment of any of such Cambridge Employees by C-bridge terminate for any reason, C-bridge shall promptly notify CEE and begin its customary procedures to replace the employee. CEE must approve the hiring of any such replacement employees and their further respective replacements, if any, throughout the Term and such approval shall not be unreasonably withheld.

     (b) C-bridge must obtain the approval of CEE if it wishes to change the duties of any Cambridge Employees involved in the delivery of the Services and such approval shall not be unreasonably withheld.

     (c) C-bridge will maintain the same level of headcount as currently involved in the delivery of the Services.

     3.   Compensation and Expenses.
          -------------------------

     (a) As a fee for the service provided pursuant hereto, CEE will pay C-bridge $479,049.00 in advance on the first business day of every month throughout the Term.

     (b) For services rendered pursuant hereto and performed elsewhere than in the vicinity of 219 Vassar Street, CEE shall reimburse C-bridge for all out-of-pocket travel, food, lodging, shipping, communication, and related expenses incurred in the course of rendering such services ("Reimbursable Expenses") to the extent that it receives reimbursement pursuant to a Contract. All Reimbursable Expenses shall be appropriately documented in reasonable detail by C-bridge.

     (c) If for any reason, C-bridge ceases to maintain the headcount requirement of Section 2(c) and CEE or Cambridge provides such headcount themselves, whether through employment or contract, then CEE may invoice C-bridge, and C-bridge shall pay, for CEE's or Cambridge's costs of such headcount for such time periods as such headcount is so maintained, provided that the amount of CEE's invoice to C-bridge shall not exceed the total compensation plus payroll tax expenses for such headcount and be comparable to prior costs associated with the headcount.

     (d) All invoices rendered pursuant to paragraphs 3(b) and (c) hereof shall be due and payable net 30 days from receipt.

     4.   Indemnity and Limitation of Liability.
          -------------------------------------

     (a) Each party (an "Indemnifier") hereby agrees to defend, indemnify and hold harmless the others from and against any and all claims, losses, and expenses, including reasonable attorneys' fees and other costs of litigation, based upon or arising out of any negligent or willful acts or omissions of the Indemnifier.

     (b) Notwithstanding the preceding paragraph, C-bridge's liability under this Agreement is limited to the amount of the fee receivable by C-bridge under the terms of this Agreement. In no event will C-bridge have any liability for any special, indirect, or consequential damages including, without limitation damages for lost profits or costs of procurement of substitute goods or services, arising in any way out of this Agreement under any cause of action, whether or not C-bridge has been advised of the possibility of such damages. These limitations will apply notwithstanding the failure of the essential purpose of any limited remedy.

     5.   Assignment. C-bridge may not assign this Agreement without the
          ----------
approval of Cambridge or CEE. Cambridge or CEE may not assign this Agreement with the approval of C-bridge unless such assignment is to an entity that holds the Contracts in which case no approval is necessary.

     6.   Period and Termination. This Agreement shall remain in full force and
          ----------------------
effect until Feb 8, 2004 subject to termination in whole or in part pursuant to any of the following conditions:

          6.1 By C-bridge. C-bridge shall have the right to terminate this
              -----------
              Agreement, by giving CEE and Cambridge notice of termination, upon the occurrence of any of the following events:

              (a) CEE or Cambridge fails in a material way to perform its obligations under this Agreement, and fails to cure or take steps to cure such default within a ninety (90) day cure period, except with respect to the payment of sums due hereunder for which the cure period shall be sixty (60) days.

              (b) the insolvency of Cambridge or CEE, the making by CEE or
                  Cambridge of an assignment for the benefit of their respective creditors, the filing of a petition by or against CEE or Cambridge in any court, whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings and such petition is not dismissed within sixty (60) days thereafter; the appointment in any proceedings of a receiver or trustee for all or any portion of CEE's or Cambridge's property.

          6.2 By CEE or Cambridge. CEE or Cambridge shall have the right to
              -------------------
              terminate this Agreement, by giving C-bridge notice of termination, upon the occurrence of any of the following events:

              (a) C-bridge fails in a material way to perform its obligations under this Agreement, and fails to cure or take steps to cure such default within a ninety (90) day cure period, except with respect to the payment of sums due hereunder for which the cure period shall be sixty (60) days.

              (b) the insolvency of C-bridge, the making by C-bridge of an assignment for the benefit of its creditors, the filing of a petition by or against C-bridge in any court, whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings and such petition is not dismissed within sixty (60) days thereafter; the appointment in any proceedings of a receiver or trustee for all or any portion of C-bridge's property.

              (c) The termination of CEE's Contract with either HP or Oracle.

     7.   Stock Options. C-bridge has or has agreed to grant options to purchase
          -------------
190,000 shares of C-bridge common stock ("Stock") as directed by CEE. During each subsequent 12 month period beginning on May 1st of each year throughout the Term, C-bridge shall grant additional options to purchase 50,000 shares of Stock to such persons and with such respective vesting schedules as CEE directs. If for any reason a portion of such options does not vest, CEE may direct C-bridge to reissue such portion.

     8.   Confidential Information and Intellectual Property.
          --------------------------------------------------

     (a)
          (i) For purposes of this Agreement, "Confidential Information" includes any scientific, technical, trade, or business secrets of C-bridge, Cambridge, CEE, or any party to a Contract and any scientific, technical, trade, or business materials that any of them treat, or is obligated to treat, as confidential or proprietary, including, but not limited to, products, know-how, ideas, discoveries, inventions, developments and improvements, whether or not reduced to practice and whether or not patentable or copyrightable, belonging to any of them and similar information obtained by or given to any of them about or belonging to their respective suppliers, licensors, licensees, partners, affiliates, customers, potential customers, or others.

          (ii) The definition of "Confidential Information" herein shall not include Confidential Information which (A) was known by a party prior to its disclosure by the other party; (B) is publicly known through publication or otherwise through no wrongful act of a party; (C) is received from a third party who rightfully discloses it to a party without restriction on its subsequent disclosure; (D) is disclosed pursuant to the lawful requirement of a governmental agency or by order of court of competent jurisdiction, or (E) is approved for release by written authorization of the originating party.

          (iii) The definition contained in this section 8(a) is intended to be in furtherance, and not in limitation, of any rights possessed by either party under any other confidentiality agreement or intellectual property license made between any of the parties or any party to a Contract.

     (b) Each party hereto acknowledges that in the course of performing this Agreement it will receive Confidential Information from the other and shall not publish, copy, or disclose any such Confidential Information except to employees or contractors who need such Confidential Information in order to perform their duties hereunder and who are bound as a term of their employment or contract not to disclose Confidential Information.

     (c) All materials prepared in the course of rendering the services to be provided pursuant hereto shall be considered "works made for hire" and the copyright and all other intellectual property rights pertaining thereto are hereby assigned to CEE. C-bridge shall use its best efforts to assist CEE in perfecting and defending all such intellectual property rights. Notwithstanding the foregoing, C-bridge shall own all intellectual property rights to the visual look and feel of the computer screens used in the megademo demonstrations made pursuant to the Contracts (the "Megademos"). Upon request, CEE will deliver screen shots of the Megademos. Such deliveries shall be made without warranties of any kind or technical documentation. C-bridge hereby grants CEE a fully-paid, nonexclusive license to use the visual look and feel of the computer screens used in the Megademos for any purpose.

     (d) Paragraphs 9(a), (b), and (c) shall survive the termination of this Agreement and remain effective until the one year thereafter.

     9.   General Provisions.
          ------------------

     (a) The relationship of C-bridge to CEE and Cambridge established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give any party the power to direct and control the-day to-day activities of the other, (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow any party to create or assume any obligation on behalf of the other for any purpose whatsoever.

     (b) This Agreement contains the entire understanding of the parties with respect to the provision of any services by C-bridge to CEE and Cambridge. No waiver, consent, modification, amendment, or change of the terms of this Agreement shall be effective unless made in writing and signed by the parties hereto. This Agreement supercedes all previous agreements concerning the subject matter hereof, except that C-bridge shall still be liable to pay the Promissory Note it made in payment for the tangible assets of Cambridge it purchased pursuant to the April Agreement.

     (c) Neither party to this Agreement shall be liable to the other by reason of any failure in performance of this Agreement in accordance with its terms if such failure arises out of causes beyond the control and without the fault or negligence of such party. Such causes include but are not limited to acts of God or of the public enemy, acts of civil or military authority, fires, strikes, unavailability of energy resources, delay in transportation, riots, war, the state of Prof. Donovan's health, a lack of timely payments of fees or expenses by HP or Oracle under their respective Contracts, or the breach of contracts by third parties. A party so disabled shall promptly and in writing advise the other party if it is unable to perform due to such a force majeure event, the expected duration of such inability to perform, and of any developments (or changes therein) that appear likely to affect the ability of that party to perform any of its obligations hereunder in whole or in part.

     (d) All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, by certified mail, return receipt requested, by reputable overnight courier, or by confirmed facsimile transmission to the other party at the address set forth above and to the attention of the signatory below (or to such other address or fax number or to the attention of such other person as a party may have specified by notice given to the other party pursuant to this provision) and shall be deemed received when actually delivered or refused.

     (e) This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts without regard to the principles of conflict of law and all parties hereby consent to the personal and exclusive jurisdiction and venue in the state and federal courts sitting in the Commonwealth of Massachusetts. Process may be served on either party by using the notice provisions of Section 9(d) above except as prohibited by law.

     (f) If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect. The parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as an instrument under seal effective as of the date first set forth above.

C-BRIDGE INTERNET SOLUTIONS, INC

By: /s/ Joseph M. Bellini
   -----------------------------------------------

Name: Joseph M. Bellini
     ---------------------------------------------

Title: President and Chief Executive Officer
      ----------------------------------------------


CEE, INC.

By: /s/ Alan Roth
   -----------------------------------------------

Name: Alan Roth
     ---------------------------------------------

Title: Vice President and General Counsel
      ----------------------------------------------


CAMBRIDGE EXECUTIVE ENTERPRISES, INC

By: /s/ Alan Roth
   -----------------------------------------------

Name: Alan Roth
     ---------------------------------------------

Title: Vice President and General Counsel
      ----------------------------------------------